News Release

Berry Petroleum Company                          Phone (661) 616-3900
5201 Truxtun Avenue, Suite 300                    E-mail:  ir@bry.com
Bakersfield, California 93309-0640             Internet:  www.bry.com

Contacts: Robert F. Heinemann, President and CEO
          Ralph J. Goehring, Executive Vice President and CFO

           BERRY PETROLEUM POSTPONES 2004 EARNINGS RELEASE

Bakersfield, CA - February 18, 2005 - Berry Petroleum Company (NYSE:BRY) is postponing its fourth quarter and year-end 2004 earnings news release and conference call due to delays caused by the additional heavy workload on the Company in finalizing the year-end results and the Section 404 of Sarbanes Oxley internal control report. Additionally, the Company is currently assessing its
accounting   method   for  allocating  cogeneration   costs   between
electricity and oil and gas operations. This assessment is not expected to impact the Company's net income or results of operations. Berry expects to report record net income and production for 2004 and plans to release earnings data in the near future. Additional details for the earnings conference call will be forthcoming.

Berry Petroleum Company is a publicly traded independent oil and gas production and exploitation company with headquarters in Bakersfield, California.




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